EXHIBIT (10)(M)(1)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO MANAGEMENT AGREEMENT

AND NOW, this 1st day of January, 2010, Harleysville Group Inc. (“HGI”), a Delaware corporation, and Harleysville Mutual Insurance Mutual Company (“HMIC”), a Pennsylvania mutual insurance company, both with principal offices at 355 Maple Avenue, Harleysville, PA 19438, hereby enter into this amendment (“the Amendment”) of the Management Agreement (“the Agreement”) between them.

WHEREAS, effective January 1, 1994, the parties entered into the Agreement whereby HGI provides certain management to HMIC which is reasonably necessary for the operation of its business of being a direct writer of property and casualty insurance for businesses and individuals. In exchange for the provision of such management, HGI is paid a fee equal to one and one-half percent (1.5%) of HMIC’s direct written premium.

WHEREAS, in addition to the management  provided to HMIC in connection with HMIC’s present and historical business of being a direct underwriter of insurance products for businesses and individuals,  HMIC desires to retain HGI to provide it with various voluntary assumed reinsurance business opportunities and to provide it with such management as is reasonably required and requested by HMIC for the necessary and efficient management of HMIC’s voluntary assumed reinsurance program (“the Program”).

WHEREAS, as the fee to be paid hereunder is not of a type normally subject to pooling arrangements, it is the intent of the parties to exclude the Program from the terms of the parties’ Proportional Reinsurance Agreement.

THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.

The Effective Date of this Amendment shall be January 1, 2010.  The Amendment shall continue in full force and effect unless and until terminated by thirty (30) days advance written notice given by either party to the other.

2.

HGI shall provide the expertise needed to allow HMIC to properly assess and analyze the various voluntary assumed reinsurance business opportunities that may be available to HMIC.

3.

HGI shall also provide management in the following areas with respect to the Program

a.

 administrative and accounting related services;

b.

 legal;

c.

actuarial;

d.

risk management;

e.

underwriting;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

f.

finance; and

g.

such management as is reasonably required and requested by HMIC for the necessary and efficient management of the Program.

4.

In consideration of HGI’s provision of management as set forth above and in consideration of the cost of the various opportunities to be provided on a continuous basis, HMIC shall pay HGI an amount equal to [*************] percent ([****]%) of its voluntary assumed written premium attributed to the Program as reflected in its books and records.  Such sum shall be paid by HMIC to HGI within fifteen (15) days of the close of each calendar quarter. For purposes of this Amendment, HMIC’s voluntary assumed written premium shall not include premium ceded by insurers affiliated with HMIC and assumed by HMIC under any intercompany pooling, reinsurance or similar agreement.  HMIC’s voluntary assumed written premium shall also not include premiums which HMIC assumes from any mandatory regulatory pool or association.

5.

Each party shall make its books and records available to the other party during regular business hours in order that there can be verification of numbers and calculations.

6.

This Amendment constitutes the entire agreement between the parties on the subject matter hereof and supercedes any and all prior management or services agreements, either oral or written, with respect to the subject matter hereof between the parties hereto.

7.

Paragraphs 4, 5, 6, 7 and 9 of the Agreement apply with full force and effect to the subject matter of this Amendment and the management and fees provided hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment the 1st day of January, 2010.

HARLEYSVILLE GROUP INC.

BY:	/s/ Mark Cummins
TITLE:	Executive Vice President, Chief Investment Officer and Treasurer

HARLEYSVILLE MUTUAL INSURANCE COMPANY

BY:	/s/ David W. Galloway
TITLE:	Vice President and Associate General Counsel

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